Exhibit 99.1

Janus Henderson Group plc Reports First Quarter 2023 Results

●

Solid investment performance, with 67%, 70%, 67%, and 84% of assets under management (“AUM”) outperforming relevant benchmarks on a one-, three-, five-, and 10-year basis, respectively, as of March 31, 2023

●	AUM increased 8% to US$310.5 billion compared to the fourth quarter, due to market performance, U.S. dollar depreciation, and net inflows

●

US$5.5 billion of net inflows reflect mandate wins from sophisticated Institutional clients across several Equity and Fixed Income investment strategies and improved outflows in our Intermediary and Self-Directed channels

●	First quarter 2023 diluted EPS of US$0.53, or US$0.55 on an adjusted basis

●	Board declared a quarterly dividend of US$0.39 per share

LONDON — Janus Henderson Group plc (NYSE/ASX: JHG; “JHG” or the “Company”) published its first quarter 2023 results for the period ended March 31, 2023. First quarter 2023 operating income was US$100.4 million compared to US$67.8 million in the fourth quarter 2022 and US$157.4 million in the first quarter 2022. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, was US$105.6 million in the first quarter 2023 compared to US$123.2 million in the fourth quarter 2022 and US$178.8 million in the first quarter 2022.

First quarter 2023 diluted earnings per share of US$0.53 compared to US$0.39 in the fourth quarter 2022 and US$0.61 in the first quarter 2022. Adjusted diluted earnings per share of US$0.55 in the first quarter 2023 compared to US$0.61 in the fourth quarter 2022 and compared to US$0.75 in the first quarter 2022.

Ali Dibadj, Chief Executive Officer, stated:

“Through this time of market volatility, we are pleased to have delivered solid investment performance, good financial results, and US$5.5 billion in net inflows, while maintaining a strong balance sheet. We are energized by the progress the dedicated team at Janus Henderson has made and are cognizant that we still have much work to do to deliver consistent organic growth over the long term. Our focus continues to be on controlling what we can control to provide desired outcomes for our clients, shareholders, employees, and other stakeholders.”

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SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Company presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, JHG management evaluates the profitability of the Company and its ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See “Reconciliation of non-GAAP financial information” below for additional information.

	Three months ended
	31 Mar	31 Dec	31 Mar
	2023	2022	2022
GAAP basis:
Revenue	495.8	515.2	620.0
Operating expenses	395.4	447.4	462.6
Operating income	100.4	67.8	157.4
Operating margin	20.3%	13.2%	25.4%
Net income attributable to JHG	87.4	65.0	103.6
Diluted earnings per share	0.53	0.39	0.61

Adjusted basis:
Revenue	383.8	405.2	478.2
Operating expenses	278.2	282.0	299.4
Operating income	105.6	123.2	178.8
Operating margin	27.5%	30.4%	37.4%
Net income attributable to JHG	91.3	102.0	125.8
Diluted earnings per share	0.55	0.61	0.75

DIVIDEND AND SHARE BUYBACK

On May 2, 2023, the Board declared a first quarter dividend in respect of the three months ended March 31, 2023, of US$0.39 per share. Shareholders on the register on the record date of May 15, 2023, will be paid the dividend on May 31, 2023.

The Company did not purchase any shares of its common stock on the New York Stock Exchange (“NYSE”) or CHESS Depositary Interests (“CDIs”) on the Australian Securities Exchange (“ASX”) in the first quarter 2023 as part of the US$200 million on-market buyback program approved by the Board in May 2022.

AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client switches.

Total comparative AUM and flows

	Three months ended
	31 Mar	31 Dec	31 Mar
	2023	2022	2022
Opening AUM	287.3	274.6	432.3
Sales	19.5	14.8	17.9
Redemptions	(14.0)	(25.8)	(29.8)
Net sales / (redemptions)	5.5	(11.0)	(11.9)
Market / FX	17.7	23.7	(31.1)
Reclassifications and disposals[1]	—	—	(28.3)
Closing AUM	310.5	287.3	361.0

[1]	Disposals relate to the sale of Intech, and reclassifications relate to a reclassification of existing funds from Quantitative Equities to Equities.
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Quarterly AUM and flows by capability

		Fixed
	Equities	Income	Multi-Asset	Alternatives	Total
AUM 31 Mar 2022	221.3	75.5	53.9	10.3	361.0
Sales	5.5	4.9	1.6	4.4	16.4
Redemptions	(11.3)	(8.2)	(2.5)	(2.2)	(24.2)
Net sales / (redemptions)	(5.8)	(3.3)	(0.9)	2.2	(7.8)
Market / FX	(38.5)	(7.7)	(6.5)	(0.8)	(53.5)
AUM 30 Jun 2022	177.0	64.5	46.5	11.7	299.7
Sales	4.8	4.4	1.5	0.7	11.4
Redemptions	(8.9)	(5.6)	(1.7)	(1.0)	(17.2)
Net sales / (redemptions)	(4.1)	(1.2)	(0.2)	(0.3)	(5.8)
Market / FX	(11.1)	(4.8)	(2.5)	(0.9)	(19.3)
AUM 30 Sep 2022	161.8	58.5	43.8	10.5	274.6
Sales	5.6	7.7	1.1	0.4	14.8
Redemptions	(13.1)	(9.6)	(2.1)	(1.0)	(25.8)
Net sales / (redemptions)	(7.5)	(1.9)	(1.0)	(0.6)	(11.0)
Market / FX	17.0	3.2	2.7	0.8	23.7
AUM 31 Dec 2022	171.3	59.8	45.5	10.7	287.3
Sales	10.7	7.3	1.0	0.5	19.5
Redemptions	(7.4)	(3.7)	(1.8)	(1.1)	(14.0)
Net sales / (redemptions)	3.3	3.6	(0.8)	(0.6)	5.5
Market / FX	13.9	1.6	2.1	0.1	17.7
AUM 31 Mar 2023	188.5	65.0	46.8	10.2	310.5

Average AUM by capability

	Three months ended
	31 Mar	31 Dec	31 Mar
	2023	2022	2022
Equities	184.0	171.3	222.9
Fixed Income	63.5	59.0	77.5
Multi-Asset	46.5	45.5	54.5
Quantitative Equities	—	—	31.2
Alternatives	10.5	10.7	10.6
Total	304.5	286.5	396.7

INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (as of March 31, 2023)

Capability	1-year	3-year	5-year	10-year
Equities	71%	57%	52%	77%
Fixed Income	27%	87%	89%	95%
Multi-Asset	94%	98%	96%	99%
Alternatives	69%	99%	100%	100%
Total	67%	70%	67%	84%

Outperformance is measured based on composite performance gross of fees versus primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees versus zero for absolute return strategies, (2) fund net of fees versus primary index, or (3) fund net of fees versus Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

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Cash management vehicles, ETF-enhanced beta strategies, Managed CDOs, Private Equity funds, and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Performance across all time periods excludes Intech, the sale of which was completed March 31, 2022. Excluded assets represent 4% of AUM. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (as of March 31, 2023)

Capability	1-year	3-year	5-year	10-year
Equities	74%	55%	79%	91%
Fixed Income	34%	51%	69%	69%
Multi-Asset	80%	95%	95%	94%
Alternatives	77%	16%	98%	100%
Total	70%	61%	81%	90%

Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (U.S. Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs, and Australian Managed Investment Schemes. Performance across all time periods excludes Intech, the sale of which was completed March 31, 2022. The top two Morningstar quartiles represent funds in the top half of their category based on total return. For the 1-, 3-, 5-, and 10-year periods ending March 31, 2023, 56%, 50%, 60%, and 65% of the 189, 178, 172, and 155 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on “primary” share class (Class I Shares, Institutional Shares, or share class with longest history for U.S. Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2023 Morningstar, Inc. All Rights Reserved.

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FIRST QUARTER 2023 RESULTS BRIEFING INFORMATION

Chief Executive Officer Ali Dibadj and Chief Financial Officer Roger Thompson will present these results on May 3, 2023, on a conference call and webcast to be held at 8 a.m. EDT, 1 p.m. BST, 10 p.m. AEST.

Those wishing to participate should call:

United States	833 470 1428 (toll free)
United Kingdom	0808 189 6484 (toll free)
Australia	02 7908 3093 (this is not toll free)
All other countries	+1 404 975 4839 (this is not toll free)
Conference ID	605623

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (ir.janushenderson.com).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping clients define and achieve superior financial outcomes through differentiated insights, disciplined investments, and world-class service. As of March 31, 2023, Janus Henderson had approximately US$311 billion in assets under management, more than 2,000 employees, and offices in 24 cities worldwide. Headquartered in London, the company is listed on the NYSE and the ASX.

Investor enquiries:	Media enquiries:
Jim Kurtz	Nicole Mullin
Head of Investor Relations +1 303 336 4529	Director of Media Relations +44 (0)20 7818 2511
jim.kurtz@janushenderson.com	nicole.mullin@janushenderson.com

Or

Investor Relations
investor.relations@janushenderson.com

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended
	31 Mar	31 Dec	31 Mar
(in US$ millions, except per share data or as noted)	2023	2022	2022
Revenue:
Management fees	414.6	405.6	514.0
Performance fees	(14.9)	14.3	(8.4)
Shareowner servicing fees	51.5	51.3	62.4
Other revenue	44.6	44.0	52.0
Total revenue	495.8	515.2	620.0

Operating expenses:
Employee compensation and benefits	140.3	159.4	164.6
Long-term incentive plans	55.5	47.5	51.4
Distribution expenses	112.0	110.0	141.8
Investment administration	11.6	11.8	14.8
Marketing	8.8	6.3	7.4
General, administrative and occupancy	61.1	69.2	73.1
Impairment of goodwill and intangible assets	—	35.8	—
Depreciation and amortization	6.1	7.4	9.5
Total operating expenses	395.4	447.4	462.6

Operating income	100.4	67.8	157.4

Interest expense	(3.1)	(3.1)	(3.2)
Investment gains (losses), net	17.6	17.3	(32.2)
Other non-operating income (expense), net	7.1	4.8	(7.8)
Income before taxes	122.0	86.8	114.2
Income tax provision	(26.0)	(5.6)	(30.7)
Net income	96.0	81.2	83.5
Net loss (income) attributable to noncontrolling interests	(8.6)	(16.2)	20.1
Net income attributable to JHG	87.4	65.0	103.6
Less: allocation of earnings to participating stock-based awards	(2.4)	(2.1)	(2.6)
Net income attributable to JHG common shareholders	85.0	62.9	101.0

Basic weighted-average shares outstanding (in millions)	160.2	160.1	164.0
Diluted weighted-average shares outstanding (in millions)	160.4	160.4	164.5

Diluted earnings per share (in US$)	0.53	0.39	0.61

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Reconciliation of non-GAAP financial information

In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components. The following are reconciliations of GAAP revenue, operating expenses, operating income, net income attributable to JHG, and diluted earnings per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG, and adjusted diluted earnings per share.

	Three months ended
	31 Mar	31 Dec	31 Mar
(in US$ millions, except per share data or as noted)	2023	2022	2022
Reconciliation of revenue to adjusted revenue
Revenue	495.8	515.2	620.0
Management fees[1]	(40.8)	(39.3)	(57.0)
Shareowner servicing fees[1]	(42.3)	(42.4)	(52.2)
Other revenue[1]	(28.9)	(28.3)	(32.6)
Adjusted revenue	383.8	405.2	478.2

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	395.4	447.4	462.6
Employee compensation and benefits[2]	(1.2)	(16.8)	—
Long-term incentive plans[2]	(2.5)	(2.1)	(13.0)
Distribution expenses[1]	(112.0)	(110.0)	(141.8)
General, administration and occupancy[2]	(1.0)	(0.2)	(6.5)
Impairment of goodwill and intangible assets[3]	—	(35.8)	—
Depreciation and amortization[3]	(0.5)	(0.5)	(1.9)
Adjusted operating expenses	278.2	282.0	299.4

Adjusted operating income	105.6	123.2	178.8

Operating margin	20.3%	13.2%	25.4%
Adjusted operating margin	27.5%	30.4%	37.4%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	87.4	65.0	103.6
Employee compensation and benefits[2]	1.2	16.8	—
Long-term incentive plans[2]	2.5	2.1	13.0
General, administration and occupancy[2]	1.0	0.2	6.5
Impairment of goodwill and intangible assets[3]	—	35.8	—
Depreciation and amortization[3]	0.5	0.5	1.9
Investment gains, net[4]	—	0.4	—
Other non-operating income, net[4]	—	0.1	7.5
Income tax provision[5]	(1.3)	(18.9)	(6.7)
Adjusted net income attributable to JHG	91.3	102.0	125.8
Less: allocation of earnings to participating stock-based awards	(2.5)	(3.4)	(3.2)
Adjusted net income attributable to JHG common shareholders	88.8	98.6	122.6

Weighted-average diluted common shares outstanding – diluted (two class) (in millions)	160.4	160.4	164.5
Diluted earnings per share (two class) (in US$)	0.53	0.39	0.61
Adjusted diluted earnings per share (two class) (in US$)	0.55	0.61	0.75

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[1]

JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and servicing fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue.

[2]

Adjustments consist primarily of the acceleration of long-term incentive plan expense related to the departure of certain employees and rent expense for subleased office space. Adjustments for the three months ended December 31, 2022, also include redundancy payments associated with the reduction in force. Adjustments for the three months ended March 31, 2022, also include deal costs associated with the sale of Intech. JHG management believes these costs are not representative of our ongoing operations.

[3]

Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognized at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortized on a straight-line basis over the expected life of the contracts. Adjustments for the three months ended December 31, 2022, also include impairment charges of certain mutual fund investment management contracts, client relationships, and trademarks. JHG management believes these non-cash and acquisition-related costs are not representative of our ongoing operations.

[4]

Adjustments for the three months ended March 31, 2022, consist primarily of a one-time charge related to the sale of Intech. JHG management believes this cost is not representative of our ongoing operations.

[5]

The tax impact of the adjustments is calculated based on the applicable U.S. or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Condensed consolidated balance sheets (unaudited)

	31 Mar	31 Dec
(in US$ millions)	2023	2022
Assets:
Cash and cash equivalents	843.5	1,162.3
Investment securities	388.2	261.6
Property, equipment and software, net	49.8	51.8
Intangible assets and goodwill, net	3,691.9	3,667.8
Assets of consolidated variable interest entities	486.4	352.0
Other assets	896.3	742.3
Total assets	6,356.1	6,237.8

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	306.8	307.5
Deferred tax liabilities, net	576.4	574.6
Liabilities of consolidated variable interest entities	3.9	4.3
Other liabilities	693.6	754.9
Redeemable noncontrolling interests	384.7	233.9
Total equity	4,390.7	4,362.6
Total liabilities, redeemable noncontrolling interests and equity	6,356.1	6,237.8

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
	31 Mar	31 Dec	31 Mar
(in US$ millions)	2023	2022	2022
Cash provided by (used for):
Operating activities	(108.2)	146.0	(57.5)
Investing activities	(235.1)	(52.5)	(16.9)
Financing activities	13.8	(3.9)	(214.8)
Effect of exchange rate changes	15.4	51.1	(16.0)
Net change during period	(314.1)	140.7	(305.2)

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Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations, and cash flows of JHG in accordance with GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10‑Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson’s Annual Report on Form 10‑K for the year ended December 31, 2022, filed with the SEC (Commission File No. 001‑38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors, including, but not limited to, increasing interest rates and inflation, volatility, or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions and other withdrawals from the funds and accounts we manage, and other factors identified in JHG’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2022, and in other filings or furnishings made by the Company with the Securities and Exchange Commission from time to time (Commission File No. 001‑38103), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as of the date on which such statements were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise, except as required by law.

Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.

The information, statements, and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Janus Henderson is a trademark of Janus Henderson Group plc or one of its subsidiaries.

© Janus Henderson Group plc.

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